UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2014

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 15, 2014, Iron Mountain Incorporated, or the Company, announced the declaration by its Board of Directors of a special distribution of $700.0 million, or the Special Distribution, on its shares of common stock, par value $0.01 per share, or the Common Stock, payable in either Common Stock or cash to, and at the election of, the Company’s stockholders of record as of September 30, 2014, or the Record Date. The Company expects to pay the Special Distribution on November 4, 2014.

As of the Record Date, the Company had approximately 193.7 million shares of Common Stock outstanding. Based on such amount, the Special Distribution is valued at approximately $3.61 per share of Common Stock. Stockholders will have the right to elect, prior to October 24, 2014, or the Election Deadline, to be paid their pro rata portion of the Special Distribution all in Common Stock, or a Share Election, or all in cash, or a Cash Election; provided, however, that the total amount of cash payable to all stockholders in the Special Distribution will be limited to a maximum of $140.0 million, not including cash in lieu of fractional shares of Common Stock, with the balance of the Special Distribution to be paid in the form of shares of Common Stock.

Computershare Investor Services, as the Company’s election agent, on October 3, 2014, distributed election materials, including a document containing information regarding the Special Distribution, or the Accompanying Materials, and an election form, to the holders of record as of the Record Date. A copy of the Accompanying Materials, which contains descriptions of, and additional information relating to, the Special Distribution, the Share Election and the Cash Election, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Additional Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed stockholder vote approving the merger of the Company with and into Iron Mountain REIT, Inc., or Iron Mountain REIT, with Iron Mountain REIT succeeding to and continuing to operate the existing business of the Company, or the Merger.  Iron Mountain REIT has filed with the Securities and Exchange Commission, or the SEC, a Registration Statement on Form S-4, which Registration Statement will include a definitive proxy statement of the Company and prospectus of Iron Mountain REIT (when available). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  The definitive proxy statement/prospectus (when available) will be mailed to stockholders of the Company. Stockholders will be able to obtain, without charge, a copy of the definitive proxy statement/prospectus (when available) and other documents that the Company and Iron Mountain REIT file with the SEC from the SEC’s website at www.sec.gov.  The definitive proxy statement/prospectus (when available) and other relevant documents will also be available, without charge, by directing a request by mail or telephone to Iron Mountain Incorporated, Attn: Investor Relations, One Federal Street, Boston, Massachusetts 02110, or from the Company’s website, www.ironmountain.com.

The Company, Iron Mountain REIT, their respective directors and executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the special meeting of stockholders in the second half of 2014 at which the Company’s stockholders will have the opportunity to vote on the proposed Merger. Additional information regarding the interests of such potential participants will be included or incorporated by reference in the definitive proxy statement/prospectus (when available).

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

99.1	Accompanying Materials Regarding the Special Distribution. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: October 3, 2014